UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2019

Mirati Therapeutics, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35921	46-2693615
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9393 Towne Centre Drive, Suite 200
San Diego, California 92121
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (858) 332-3410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 3, 2019, Mirati Therapeutics, Inc. (“Mirati”) and Bristol-Myers Squibb Company (“BMS”) entered into a clinical trial collaboration and supply agreement (the “Agreement”), pursuant to which BMS has agreed to supply nivolumab, its proprietary anti-PD-1 monoclonal antibody product, for use in Mirati’s planned Phase 3 clinical trial to evaluate the combination of sitravatinib and nivolumab in second line non-small cell lung cancer patients who have progressed following treatment with a platinum-based regimen and a checkpoint inhibitor. Under the Agreement, Mirati will sponsor, conduct and fund the Phase 3 trial, and BMS is obligated to supply nivolumab to Mirati for no cost. After the completion of the Phase 3 trial, Mirati is obligated to provide BMS with a final report of the data resulting from the trial. In certain specified cases, BMS will have an exclusive right to negotiate a commercial agreement with Mirati for a limited period of time with respect to developing and commercializing sitravatinib worldwide excluding certain territories in Asia, Australia and New Zealand.

The Agreement will terminate upon the completion of the Phase 3 trial, the delivery of the data resulting from the trial and the completion of any statistical analyses of the data resulting from the trial. Either party may terminate the Agreement upon a material breach by the other party that remains uncured following 60 days after the date of written notice of such breach or upon certain bankruptcy events. In addition, (a) either party may terminate the Agreement immediately upon written notice if such party reasonably deems it necessary in order to protect the safety, health or welfare of subjects enrolled in the Phase 3 trial, (b) either party may terminate the Agreement if a clinical hold arises with respect to sitravatinib or nivolumab that adversely impacts the Phase 3 trial or the costs or time to complete the trial, and (c) Mirati may terminate the Agreement if it terminates the Phase 3 trial for any reason other than those described in clauses (a) or (b).

The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to Mirati’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

On January 7, 2019, Mirati issued a press release announcing the Agreement. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release, dated January 7, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2019	Mirati Therapeutics, Inc.

	By:	/s/ Charles M. Baum
Charles M. Baum
President and Chief Executive Officer